Special Meeting Proxy Card	123456	C0123456789	12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A	Issues
The IDW Board of Directors recommends that stockholders vote FOR the following proposals to be considered at the special meeting:

		For	Against	Abstain
1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 4, 2006, by and among Flextronics International Ltd., Granite Acquisition Corp., a wholly-owned subsidiary of Flextronics, and IDW, and the approval of the merger contemplated by the Agreement and Plan of Merger.	☐	☐	☐

		For	Against	Abstain
2.	Proposal to grant to the persons named as proxies discretionary authority to vote to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving and adopting the merger agreement.	☐`	☐	☐

Please mark box to the right if you plan to attend the meeting.	☐

B	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as your name appears on your share certificates. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name by the president or other authorized officer. If the signatory is a partnership, please sign in the partnership name by an authorized person.

Date (mm/dd/yyyy)

■ ■	/	■ ■	/	■ ■ ■ ■

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

0 1 1 0 1 1 1	3 U P X	C O Y

Proxy — INTERNATIONAL DISPLAYWORKS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Thomas A. Lacey and Alan M. Lefko, and each of them, as proxies with the power to appoint his or their successor, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of International DisplayWorks, Inc. (“IDW”), held of record by the undersigned on October 18, 2006, at the IDW Special Meeting of Stockholders, to be held on November 28, 2006 at 10:00 a.m. local time at the Hilton Garden Inn located at 1951 Taylor Road, Roseville, California, and at any and all adjournments thereof, on the matters set forth in the Notice of Special Meeting of Stockholders, and described in the proxy statement/prospectus delivered therewith, receipt of which Notice of Special Meeting of Stockholders and joint proxy statement/prospectus (together with all annexes referred to therein) is hereby acknowledged.
This proxy, when duly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is duly executed and returned but no voting instruction is given, the shares represented hereby will be voted FOR Proposal 1 and Proposal 2. In their discretion, the proxies will have the authority to vote upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting according to their best judgment and discretion.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m. PST, on November 27, 2006.
THANK YOU FOR VOTING